Exhibit 10.10.4

AMENDMENT THREE TO

THE COCA-COLA COMPANY SUPPLEMENTAL PENSION PLAN

This Amendment Three to The Coca-Cola Company Supplemental Pension Plan (the “Plan”) is adopted by The Coca-Cola Company Benefits Committee (the “Committee”).

WITNESSETH:

WHEREAS, pursuant to Section 7.4 of the Plan, the Committee has the authority to amend the Plan;

WHEREAS, the Committee wishes to amend the Plan to make various changes;

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

1.

Section 3.2(b) shall be replaced with the following paragraph:

The survivor benefit payable in the event of a Participant’s death shall be as described in Section 3.4 below.

2.

The first paragraph of Section 3.3(a)(1) shall be replaced with the following paragraph, effective as of January 1, 2008:

If a Participant is entitled to monthly annuity payments, except in the event of Disability, the annuity shall be determined as of the first day of the month following the month in which he has a Separation from Service, provided the Participant is vested in his Supplemental Pension Benefit, and shall commence within 90 days following Separation from Service.

3.

Section 3.3(b)(1) shall be replaced in its entirety with the following two paragraphs, effective as of September 30, 2008:

If a Participant is entitled to a lump sum payment, his Supplemental Pension Benefit shall be paid on the last business day of the sixth month following the month in which the Participant has a Separation from Service.

If a Participant is not vested in his Supplemental Pension Benefit at the time of Separation from Service, but later becomes vested, the lump sum shall be paid on the first day of July following the year in which the Participant vests.

4.

Section 3.4(b) shall be replaced in its entirety with the following:

(b)           Pre-Separation Survivor’s Benefit

(1)                                  Death on or after Earliest Retirement Date

If a married Participant dies on or after his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as described in this section.  A monthly 50% survivor annuity shall be payable on his behalf to his Beneficiary.  Such survivor annuity shall be determined as of the first day of the month following the month in which the Participant dies, and shall commence within 90 days following death.

Such survivor annuity shall be equal to the monthly benefit that would have been payable to the Beneficiary if the Participant:

(1)                    had a Separation from Service on the date of death; and

(2)                    elected to have his benefits paid in the form of a Joint and 50% Contingent Annuity

At any time on or after the Participant’s Earliest Date, the Participant may elect an optional form of survivor benefit, consisting of either a 100% survivor annuity or a 75% survivor annuity.  Such survivor annuity shall be calculated as described above, except that 100% or 75%, as applicable, shall be substituted for 50%.

Payments shall cease with the payment due on the first day of the month in which occurs the Beneficiary’s death.

(2)                                  Death prior to Earliest Retirement Date

If a married Participant dies prior to his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as calculated in Section 3.4(b)(1) above.  Such survivor annuity shall be determined as of the first day of the month following the month in which the Participant would have attained his Earliest Retirement Date, and shall commence within 90 days following that date.

5.

4.1                               Forfeitability of Part A Supplemental Pension Benefit.

(a)                                  Separation from Service prior to January 1, 2009

For Participants who have a Separation from Service prior to January 1, 2009, except as provided in Section 4.3 and Section 4.4, all rights to the Part A Supplemental Pension Benefit shall be forfeited if a Participant either terminates employment with the Employer or Separates from Service prior to his Earliest Retirement Date, except in the case of death as described below. However, if the Participant earns Years of Vesting Service after Separation from Service, the Participant may later become vested in the Part A Supplemental Pension Benefit.  If a Participant dies prior to Separation from Service, the Part A Supplemental Pension Benefit shall vest, provided that the Participant had been credited with at least five Years of Vesting Service.

(b)                                 Separation from Service on or after January 1, 2009

For Participants who have a Separation from Service on or after January 1, 2009, all rights to the Part A Supplemental Pension Benefit shall be forfeited if the Participant has not been credited with at least five Years of Vesting Service at the time of Separation from Service.

If the Participant has been credited with at least five Years of Vesting Service but terminates employment with the Employer or has a Separation from Service prior to his Earliest Retirement Date, the Part A Supplemental Pension Benefit shall be vested, however, final average compensation used to calculate the Part A Supplemental Pension Benefit shall not exceed four times the compensation limit set forth in Section 401(a)(17) in effect in the year of Separation from Service, as adjusted from time to time by the Internal Revenue Service.

If the Participant terminates employment or has a Separation from Service on or after his Earliest Retirement Date, the Participant shall be fully vested in his Part A Supplemental Pension Benefit.

If the Participant earns Years of Vesting Service after Separation from Service and was not vested at the time of his Separation from Service, the Participant may later become vested in the Part A Supplemental Pension Benefit.

6.

A new Section 4.4 shall be added as follows:

4.4                               Special vesting rule for certain involuntarily terminated Participants prior to January 1, 2009.

Notwithstanding Section 4.1(a) above, if a Participant meets all of the following criteria, such Participant shall be vested in the Participant’s Part A Supplemental Pension Benefit as of the date he has a Separation from Service; however, final average compensation used to calculate the Part A Supplemental Pension Benefit shall not exceed four times the compensation limit set forth in Section 401(a)(17) in effect in the year of Separation from Service, as adjusted from time to time by the Internal Revenue Service.

This special vesting rule shall apply if:

(a)          the Participant is an Employee of an Employer on September 30, 2008;

(b)         the Participant is eligible to participate in the Plan or had a Supplemental Pension Benefit credited to him as of September 30, 2008;

(c)          the Participant is involuntarily terminated (other than for cause) between September 30, 2008 and December 31, 2008, “cause” for this purpose to mean a termination of employment by the Company or a Participating Subsidiary which is based on a violation of the Company’s Code of Business Conduct or any other policy of the Company or a Participating Subsidiary, or for gross misconduct;

(d)         as of the date on which he is involuntarily terminated (other than for cause), the Participant has not attained his Earliest Retirement Date but has either:  i) attained at least age 50 and completed at least ten Years of Vesting Service, or ii) attained at least age 45 and the sum of his attained age (computed as whole years and whole months attained) plus his Years of Vesting Service (as defined in Section 1.67 of the Qualified Pension Plan) is greater than or equal to 65; and

 (e)       the participant has signed any release, agreement on trade secrets and confidentiality and/or any noncompetition agreement requested by the Company, and has mailed such documents to the Company in accordance with the Company’s instructions on or before the date specified in the release and whose release becomes irrevocable.

Provided that, a Participant shall not be eligible for this special vesting provision if:

(a)          the Participant is a job grade 18 or higher at the time of his involuntary separation;

(b)         the Participant is receiving or has been approved to receive long term disability benefits under any plan which provides such benefits and which is maintained by the Company or any Subsidiary; or

(c)          the Participant has entered into a separate, written agreement with an Employer with respect to the termination of his Employment.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Three on the date shown below, but effective as of the dates indicated above.

THE COCA-COLA COMPANY BENEFITS COMMITTEE

Date	12/18/08	By	/s/ Susan M. Fleming